Exhibit 4.1

NUMBER	UNITS

WTMACU	CUSIP 950415 208

WELSBACH TECHNOLOGY METALS ACQUISITION CORP.

SEE REVERSE FOR CERTAIN DEFINITIONS

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND

ONE RIGHT TO RECEIVE ONE-TENTH OF ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT ___________________________________________________ is the owner of ____________________________________________________________ Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.0001 per share (“Common Stock”), of Welsbach Technology Metals Acquisition Corp., a Delaware corporation (the “Company”) and one right (“Right”). Every ten (10) Rights entitles the holder thereof to receive one (1) share of Common Stock upon the consummation of an the Company’s completion of a merger, stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination (“Business Combination”). The shares of Common Stock and Rights comprising the Units represented by this certificate are not transferable separately prior to the 30th day after the date of the prospectus relating to the closing of the Company’s initial public offering (“IPO”), subject to earlier separation in the discretion of Chardan Capital Markets, LLC, provided that the Company has filed with the Securities and Exchange Commission a Current Report on Form 8-K which includes an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the IPO and issued a press release announcing when separate trading will begin. The terms of the Rights are governed by a rights agreement (the “Rights Agreement”), dated as of [●], 2021, between the Company and Continental Stock Transfer & Trust Company, as the rights agent, and is subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. A copy of the Rights Agreement is on file at the office of Continental Stock Transfer & Trust Company at 1 State Street, New York, New York 10004 and is available to Rights holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By:

	Chairman of the Board	Chief Executive Officer

Welsbach Technology Metals Acquisition Corp.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common

TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —		Custodian
	(Cust)	(Minor)

under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_________________________________Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

__________________________________Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated ________________
	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder(s) of this certificate shall be entitled to receive a pro-rata portion of the funds from the trust account with respect to the common stock underlying this certificate only in the event that (i) the Company is forced to liquidate because it does not consummate an initial business combination within the period of time set forth in the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time (the “Charter”) or (ii) if the holder seeks to convert his or her shares upon consummation of, or sell his or her shares in a tender offer in connection with, an initial business combination or in connection with certain amendments to the Charter. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.

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